As filed with the Securities and Exchange Commission on July 24, 1996.

                                                             File No. 33-_______

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                ------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                ------------------

                      THE CONTINENTAL ORINOCO COMPANY, INC.
               (Exact name of issuer as specified in its charter)

              Colorado                                            84-1037886
     (State or other jurisdiction                             (I.R.S. Employer
   of incorporation or organization)                         Identification No.)

        555 13th Street, N.W.
             Suite 600E
           Washington, DC                                           20004
(Address of principal executive offices)                          (Zip Code)

                                ------------------

                         MANAGEMENT CONSULTING AGREEMENT
                                WITH CARY CIMINO

                            (Full title of the plan)

                                ------------------

                          Christopher d'Arnaud Taylor
                             Chairman of the Board
                             555 13th Street, N.W.
                                   Suite 600E
                              Washington, DC 20004
                          Telephone No.: (212) 242-7039
                     (Name and address of agent for service)

                                    Copy to:

                            James M. Schneider, Esq.
                      Atlas, Pearlman, Trop & Borkson, P.A.
                     200 East Las Olas Boulevard, Suite 1900
                            Fort Lauderdale, FL 33301

                                 (954) 763-1200

                                ------------------

                         CALCULATION OF REGISTRATION FEE

                                       PROPOSED    PROPOSED
                                       MAXIMUM     MAXIMUM
                                       OFFERING    AGGREGATE    AMOUNT OF
TITLE OF SECURITIES   AMOUNT TO BE     PRICE PER   OFFERING   REGISTRATION
 TO BE REGISTERED     REGISTERED(1)    SHARE(1)    PRICE(1)      FEE (1)
- -------------------   -------------    ---------   ---------  -------------
Common Stock           1,000,000
(no par value)          shares           $0.84     $840,000      $290.00

(1) Pursuant to Rule 457(h), the maximum offering price was calculated based upon the average of the bid and asked prices of the Common Stock of the Company on the OTC Bulletin Board on July 15, 1996.

                      THE CONTINENTAL ORINOCO COMPANY, INC.

         CROSS REFERENCE SHEET REQUIRED BY ITEM 501(B) OF REGULATION S-K

               FORM S-8 ITEM NUMBER
                   AND CAPTION                       CAPTION IN PROSPECTUS
               --------------------                  ---------------------
 1.     Forepart of Registration State-              Facing Page of Registration
        ment and Outside Front Cover                 Statement and Cover Page of
        Page of Prospectus                           Prospectus

 2.     Inside Front and Outside Back                Inside Cover Page of Pro-
        Cover Pages of Prospectus                    spectus and Outside Cover
                                                     Page of Prospectus

 3.     Summary Information, Risk Fac-               Not Applicable
        tors and Ratio of Earnings to
        Fixed Charges

 4.     Use of Proceeds                              Not Applicable

 5.     Determination of Offering Price              Not Applicable

 6.     Dilution                                     Not Applicable

 7.     Selling Security Holders                     Sales by Selling Security
                                                     Holder

 8.     Plan of Distribution                         Cover Page of Prospectus
                                                     and Sales by Selling
                                                     Security Holder

 9.     Description of Securities to be              Description of Securities;
        Registered                                   Consulting Agreement

10.     Interests of Named Experts and               Legal Matters
        Counsel

11.     Material Changes                             Not Applicable

12.     Incorporation of Certain Infor-              Incorporation of Certain
        mation by Reference                          Documents by Reference

13.     Disclosure of Commission Posi-               Indemnification of Direc-
        tion on Indemnification for                  tors and Officers; Under-
        Securities Act Liabilities                   takings

PROSPECTUS

                      THE CONTINENTAL ORINOCO COMPANY, INC.

                        1,000,000 SHARES OF COMMON STOCK
                                 (NO PAR VALUE)

                             Issued Pursuant to the
                    Company's Management Consulting Agreement
                                with Cary Cimino

        This Prospectus is part of a Registration Statement which registers an aggregate of 1,000,000 shares of Common Stock, no par value (such shares being referred to as the "Shares"), of The Continental Orinoco Company, Inc. (the "Company" or "CONORCO") which have been issued, as set forth herein, to Mr. Cary Cimino ("Cimino") pursuant to a written Management Consulting Agreement dated July 15, 1996 (the "Cimino Consulting Agreement"), providing for the issuance of 1,000,000 Shares. Mr. Cary Cimino may sometimes hereafter be referred to as the "Consultant." In addition, the Consultant in his capacity as a selling shareholder may sometimes hereafter be referred to as the "Selling Security Holder." All of the Shares are being issued to the Consultant pursuant to a written consulting agreement. The Company has been advised by the Selling Security Holder that he may sell all or a portion of his Shares from time to time in the over-the-counter market, in negotiated transactions, directly or through brokers or otherwise, and that such Shares will be sold at market prices prevailing at the time of such sales or at negotiated prices, and the Company will not receive any proceeds from such sales.

        No person has been authorized by the Company to give any information or to make any representation other than as contained in this Prospectus, and if given or made, such information or representation must not be relied upon as having been authorized by the Company. Neither the delivery of this Prospectus nor any distribution of the Shares issuable under the terms of the Consulting Agreement shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof.

                                ------------------

        THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED ON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                ------------------

        THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL SECURITIES IN ANY STATE TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER IN SUCH STATE.

                  The date of this Prospectus is July 24, 1996.

                              AVAILABLE INFORMATION

        The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other information filed with the Commission can be inspected and copied at the public reference facilities of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Copies of this material can also be obtained at prescribed rates from the Public Reference Section of the Commission at its principal office at 450 Fifth Street, N.W., Washington, D.C. 20549. The Company's Common Stock is traded on the OTC Bulletin Board under the symbol "VORI."

        The Company has filed with the Commission a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), with respect to the resale of up to an aggregate of up to 1,000,000 shares of the Company's Common Stock, to be issued to the Consultant pursuant to a written Consulting Agreement with the Company. This Prospectus, which is Part I of the Registration Statement, omits certain information contained in the Registration Statement. For further information with respect to the Company and the shares of the Common Stock offered by this Prospectus, reference is made to the Registration Statement, including the exhibits thereto. Statements in this Prospectus as to any document are not necessarily complete, and where any such document is an exhibit to the Registration Statement or is incorporated by reference herein, each such statement is qualified in all respects by the provisions of such exhibit or other document, to which reference is hereby made, for a full statement of the provisions thereof. A copy of the Registration Statement, with exhibits, may be obtained from the Commission's office in Washington, D.C. (at the above address) upon payment of the fees prescribed by the rules and regulations of the Commission, or examined there without charge.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        The following documents filed by the Company with the Securities and Exchange Commission are incorporated herein by reference and made a part hereof:

        1.     The Company's Form 10-SB Registration Statement.

        2. The Company's Annual Report on Form 10-KSB for the year ended April 30, 1996.

        3. The Company's Quarterly Report on Form 10-QSB for the quarter ended July 31, 1995.

        4. The Company's Quarterly Report on Form 10-QSB for the quarter ended October 31, 1995.

        5. The Company's Quarterly Report on Form 10-QSB for the quarter ended January 31, 1996.

        6.     All reports and documents filed by the Company pursuant to
Section 13, 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the respective date of filing of such documents. Any statement incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document, which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Prospectus.

        The Company hereby undertakes to provide without charge to each person, including any beneficial owner, to whom a copy of the Prospectus has been delivered, on the written or oral request of any such person, a copy of any or all of the documents referred to above which have been or may be incorporated by reference in this Prospectus, other than exhibits to such documents. Written requests for such copies should be directed to Corporate Secretary, The Continental Orinoco Company, Inc., 555 13th Street, N.W., Suite 600E, Washington, DC 20004.

                                   THE COMPANY

GENERAL

        The Continental Orinoco Company, Inc., formerly known as Pontus Industries, Inc., was originally incorporated under the name of Ince IV, Inc. in 1987 and managed as a blind pool by a group of persons unrelated to current management. In November 1992, a subsidiary of the Company merged with a previously unaffiliated company formed by the incumbent management of the Company ("the Merger") and changed its name to Pontus Industries, Inc. in January 1993. Most recently in April 1996, as a result of the restructuring of the corporate objective, the Company changed to its current name.

        On May 7, 1993, the Company entered into a purchase agreement with FAD corporation ("FAD"), a Russian holding company, pursuant to which the Company acquired (i) 40% of the issued and outstanding capital stock of Usst Ilimsk Ugol ("UIU"), a Russian company engaged in coal mining operations; and (ii) 20% of the outstanding capital stock of Lesopromyshleone Upravlenie ("LPU"), a Russian joint stock company engaged in timber operations, in exchange for the issuance to FAD, as a nominee on behalf of individual shareholders, of 7,600,000 shares of the Company's Common Stock. The Company also entered into exclusive marketing agreements with UIU and LPU.

        Prior to the Merger, the Company was not engaged in any business operations. Following the Merger but prior to the acquisition of the stock of UIU and LPU, the Company had not been engaged in any operations other than organization activities. Since the acquisition in May 1993, the Company incurred significant expenses in connection with the development of the businesses of UIU and LPU. However, to date, the Company has not generated revenues from these operations. In addition, since the acquisition, the Company has attempted to conduct a valuation of its holdings in UIU and LPU, and while the Company has received preliminary information as to the "Fair Market Value in Use" for both the holdings of UIU and LPU, these findings are still subject to final review and, therefore, no value was assigned to these investments on the Company's balance sheet.

Current Developments

        In November 1995, upon the appointment of a new Chief Executive Officer, the Company undertook a comprehensive review of alternative strategies for developing the Company's operations. In conjunction with this, it was determined that while the Russian interests may represent significant potential value, such investments require considerable evolution in terms of definition of rights and accounting at considerable further expense before being eligible for inclusion on the Company's balance sheet.

Accordingly, on March 25, 1996, the Company entered into an agreement with FAD to divest the Russian investments on terms whereby the Company sold its stock interests in UIU and LPU to FAD in exchange for 6,600,000 shares of the Company's Common Stock previously issued to FAD, which are now being held in the Company's treasury.

        CONORCO will now concentrate on the Republic of Venezuela as a platform for future development of mineral interests in Latin America. CONORCO's strategic plan calls for acquisitions of equity and management interests in prospective Venezuelan mineral concessions and early stage mining and energy properties and businesses.

        The initial phase of CONORCO's corporate plan is to accumulate production and assets in aluminum and bauxite and, thereafter, gold and other precious metals, strategic minerals and hydrocarbons. CONORCO is currently evaluating several concession opportunities and strategic acquisitions in the Venezuela minerals sector.

        As its primary initiative in Venezuela, in January 1996, the Company purchased 1,000,000 ordinary shares of Delta Minerals Corporation Limited ("Delta") from The Bookham Trust, as nominee for certain beneficiaries and affiliates, ("Bookham"), in a transaction valued at $22,600,000. The Company issued Bookham 18,000,000 shares of Common Stock of the Company valued at $0.70 per share; 1,000,000 shares of convertible redeemable preferred stock valued at $10 million (with each share of preferred stock convertible into eight shares of Common Stock at a conversion price of $1.25 per share); and warrants to purchase 8,000,000 shares of Common Stock at an exercise price of $0.70 per share. CONORCO's holdings in Delta represent 28.57% of the 3,500,000 issued and outstanding ordinary shares of the capital stock of Delta.

        In connection with the purchase of the 28.57% of capital stock interest in Delta, the Company received a Fairness Opinion issued by the investment banking firm of Taylor Sinclair & Co. Ltd. which incorporated by reference prior valuations of Delta by the investment banking firm of Morgan Stanley & Co., Incorporated ("Morgan Stanley").

        The valuation studies were previously commissioned by Delta in the expectation of attracting an aluminum industry major participant as a strategic partner to assist in the development of the Delta Aluminum Project. Morgan Stanley evaluated several strategy options for realizing the profit potential of Delta's Rio Grande Concession in Venezuela. This valuation model sets forth a range of potential valuations for Delta by discounting projected cash flows at a range of discount rates based on variables which could impact potential returns. The assumptions made in Morgan Stanley's valuation model have recently been re-validated by the Venezuelan investment banking firm of Baninsa.

        The estimated base case "enterprise valuation" of Delta's planned four-million-ton-per-years Bauxite Mine discounting cash flows by 15% was $207 million. The valuation model's base case assumes a capital cost of $297 million, a bauxite cost of $12.07/ton delivered CVG Puerto Ordaz on the Orinoco River, and a bauxite sales price of $31.36/ton.

        The estimated base case"enterprise valuation" of the Delta Aluminum Project discounting cash flows at 15% was $803 million. The valuation model's base case assumes capital costs of US $3,278 million, a bauxite cost of $12.07/ton, a bauxite sales price of $31.36/ton, a long term trend aluminum price of $1,800/ton, and cash operating costs of $700/ton, equivalent to $930/ton full cost including financing costs and depreciation.

        As a frame of valuation reference, over the past nine months the spot aluminum price has exceeded $2,000 per ton, and the London Metal Exchange (LME) forward outlook is for a 24-month aluminum price in excess of $1,800 per ton (the valuation model's base case long term trend aluminum price). On May 15, 1996 the spot aluminum price was $1,611 per ton and the three month forward price was $1,646 per ton.

        As a result of the acquisition of its capital stock interest, CONORCO's sole primary asset is its 28.57% shareholding in Delta for which the Company has primary responsibility for management and arrangement of its share of corporate finance. Delta's proposed mining program is exploratory in nature and without proven reserves.

                              CONSULTING AGREEMENTS

MANAGEMENT CONSULTING AGREEMENT WITH Cary Cimino

        On July 15, 1996, the Company entered into a Management Consulting Agreement with Mr. Cary Cimino pursuant to which the Company agreed to issue to Cimino an aggregate of 1,000,000 shares of Common Stock of the Company in consideration for consulting services to be provided to the Company over an anticipated twelve-month period commencing as of the date of the Cimino Consulting Agreement. Under the terms of the Cimino Consulting Agreement, the Consultant is to undertake for and consult with the Company concerning management, marketing and operational planning and consulting, expansion of operations on an international basis, strategic planning, corporate organization and structure, examination of products and services and shareholder relations, and shall review and advise the Company regarding its overall progress, needs and condition. The shares of Common Stock to be issued to the Consultant will be issued in monthly installments of 100,000 shares, but subject to acceleration in the sole discretion of the Company.

        In particular, the Consultant shall provide the following enumerated services: (i) the implementation of short range and long term strategic planning to fully develop and enhance the Company's assets, resources, products and services; (ii) advise the Company of means to restructure its capitalization;
(iii) evaluate expanding the scope of the Company's activities and operations on an international basis; (iv) advise the Company on means to enhance its liquidity; (v) assist the Company in the monitoring of services provided by the Company's advertising firm, public relations firm and other professionals to be employed by the Company; (vi) advise the Company relative to the recruitment and employment of key executives consistent with the expansion of operations of the Company; (vii) advise and recommend to the Company additional services and products sold by the Company; (viii) assist the Company in the negotiation with lenders and other sources of capital; and (xi) assist in establishing, and advising the Company with respect to shareholder meetings and shareholders' relationships.

        In connection with the Cimino Consulting Agreement, the Company has agreed to issue 1,000,000 shares of Common Stock of the Company over the initial ten-months of the twelve-month term of the agreement, subject to acceleration in the discretion of the Company. This compensation arrangement is not being administered by either the Board of Directors of the Company or any committee of the Board of Directors organized for that purpose.

FEDERAL INCOME TAX EFFECTS

        The following discussion applies to the Common Stock issued under the Consulting Agreement and is based on federal income tax laws and regulations in effect on December 31, 1995. In connection with the issuance of Common Stock as compensation payable to the Consultant under the Consulting Agreement, the Consultant must include in gross income the excess of the fair market value of the property received over the amount, if any, paid for the property in the first taxable year in which Consultant's beneficial interest in the property either is "transferable" or is not subject to a "substantial risk of forfeiture." A substantial risk of forfeiture exists where rights and property that have been transferred are conditioned, directly or indirectly, upon the future performance (or refraining from performance) of substantial services by any person, or the occurrence of a condition related to the purpose of the transfer, and the possibility of forfeiture is substantial if such condition is not satisfied. Common Stock received by a person who is subject to the short swing profit recovery rule of Section 16(b) of the Securities Exchange Act of 1934 is considered subject to a substantial risk of forfeiture so long as the sale of such property at a profit could subject the stockholder to suit under that section. The rights of the Consultant is treated as transferable if and when Consultant can sell, assign, pledge or otherwise transfer any interest in the Common Stock to any person.

Inasmuch as the Consultant is not expected to be subject to the short swing profit recovery rule of Section 16(b) of the Securities Exchange Act of 1934 and the Common Stock, upon receipt following satisfaction of condition prerequisites to receipt, will be presently transferable and not subject to a substantial risk of forfeiture, Consultant would be obligated to include in gross income the fair market value of the Common Stock received once the conditions to receipt of the Common Stock are satisfied.

RESTRICTIONS UNDER SECURITIES LAWS

        The sale of any shares of Common Stock received must be made in compliance with federal and state securities laws. Officers, directors and 10% or greater stockholders of the Company, as well as certain other persons or parties who may be deemed to be "affiliates" of the Company under the Federal Securities Laws, should be aware that resales by affiliates can only be made pursuant to an effective Registration Statement, Rule 144 or any other applicable exemption. Officers, directors and 10% and greater stockholders are also subject to the "short swing" profit rule of Section 16(b) of the Securities Exchange Act of 1934. Section 16(b) of the Exchange Act generally provides that if an officer, director or 10% and greater stockholder sold any Common Stock of the Company he would generally be required to pay to the Company any "profits" resulting from the sale of the stock.

                        SALES BY SELLING SECURITY HOLDERS

        The following table sets forth the name of the Selling Security Holder, the amount of shares of Common Stock held directly or indirectly by the Selling Security Holder, the maximum amount of shares of Common Stock to be offered by the Selling Security Holder, the amount of Common Stock to be owned by the Selling Security Holder following sale of such shares of Common Stock and the percentage of shares of Common Stock to be owned by the Selling Security Holder following completion of such offering (based on 5,681,921 shares of Common Stock of the Company outstanding at June 30, 1996).

                                                                  PERCENTAGE
                                                 SHARES TO BE     TO BE OWNED
NAME OF SELLING     NUMBER OF      SHARES TO     OWNED AFTER      AFTER
SECURITY HOLDER   SHARES OWNED    BE OFFERED       OFFERING       OFFERING
- ---------------   ------------    ----------     ------------     ------------
Cary Cimino         1,000,000      1,000,000         -0-               --

                            DESCRIPTION OF SECURITIES

        The Company is currently authorized to issue up to 700,000,000 shares of Common Stock, no par value per share, of which 5,681,921 shares were outstanding as of June 30, 1996. The Company is authorized to issue up to 10,000,000 shares of Preferred Stock, no par value per share, 1,000,000 of which were outstanding as of June
30, 1996.

COMMON STOCK

        Subject to the dividend rights of the holders of preferred stock, holders of shares of Common Stock are entitled to share, on a ratable basis, such dividends as may be declared by the Board of Directors out of funds legally available therefor. Upon liquidation, dissolution or winding up of the Company, after payment to creditors and holders of preferred stock that may be outstanding, the assets of the Company will be divided pro rata on a per share basis among the holders of the Common Stock.

        Each share of Common Stock entitles the holders thereof to one vote. Holders of Common Stock do not have cumulative voting rights which means that the holders of more than 50% of the shares voting for the election of Directors can elect all of the Directors if they choose to do so, and, in such event, the holders of the remaining shares will not be able to elect any Directors. The ByLaws of the Company require that only a majority of the issued and outstanding shares of Common Stock of the Company need be represented to constitute a quorum and to transact business at a stockholders' meeting. The Common Stock has no preemptive, subscription or conversion rights and is not redeemable by the Company.

PREFERRED STOCK

        The Board of Directors is authorized to issue the authorized and unissued preferred stock in one or more series, to fix or alter the rights, preferences, privileges and restrictions, including the dividend rights, dividend rate, conversion rights, voting rights and terms of redemption, liquidation preferences and sinking fund of any series of preferred stock which is authorized and unissued. No shares of Preferred Stock have been issued or are outstanding as of the date hereof.

        There were 1,000,000 shares of the Series A Preferred Stock outstanding at April 30, 1996. Shares of Series A Preferred Stock accrue cumulative stock dividends at an annual rate of 10% of the stated value ($10.00) per share, payable in kind annually commencing January 31, 1997. The holders of the Series A Preferred Stock will have no right to have the Company redeem such shares, and the Company is not obligated to redeem such shares under any circumstances, although the Company has the right to redeem the shares at a redemption price of $10.00 per share together with an amount equal to accrued by unpaid dividends thereon. The holders of Series A Preferred Stock are entitled to receive, upon the voluntary or involuntary dissolution, liquidation or winding up of the Company, $10.00 per share plus an amount equal to all accrued and unpaid dividends, if any.

        At the election of the holder thereof, each Series A Preferred Stock is convertible at any time up through and including February 1, 1998, unless previously redeemed, at the rate of eight shares of Common Stock for each share of Series A Preferred Stock, subject to certain adjustments. Holders of Series A Preferred Stock do not have any rights to elect Directors of the Company or the right to vote on any matters submitted to the holders of Common Stock of the Company except as required by law. The affirmative vote of a majority of the outstanding Series A Preferred Stock.

OVER-THE-COUNTER MARKET

        The Company's Common Stock is traded on the OTC Bulletin Board of the National Association of Securities Dealers, Inc. under the symbol "VORI."

TRANSFER AGENT

        The Transfer Agent for the shares of Common Stock is Standard Registrar & Transfer Agency, P. O. Box 14411, Albuquerque, New Mexico 87191.

                                  LEGAL MATTERS

        Certain legal matters in connection with the securities being offered hereby will be passed upon for the Company by Atlas, Pearlman, Trop & Borkson, P.A., Special Counsel for the Company, Fort Lauderdale, Florida.

                                 INDEMNIFICATION

        Article VII of the Company's Articles of Incorporation provides that the Corporation may indemnify any director, officer, employee, fiduciary, or agent of the corporation to the full extent permitted by the Colorado Corporation Code as in effect at the time of the conduct by such person.

        The By-Laws of the Company provide for indemnification of officers and directors. The specific provision of the By-Laws related to such indemnification is as follows:

"ARTICLE XI           INDEMNIFICATION AND INSURANCE:

        Section 1. (a) RIGHT TO INDEMNIFICATION. Each person who was or is made a party or is threatened to be made a party or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer, of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in-connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, except as provided in paragraph (b) hereof, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this Section shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition: provided, however, that, if the Delaware General Corporation law requires, the payment of such expenses incurred by a director of officer in his or her capacity as a director of officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately by determined that such director officer is not entitled to be indemnified under this Section or otherwise. The Corporation may, by action of its Board of Directors, provide indemnification to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of directors and officers.

        (b) RIGHT OF CLAIMANT TO BRING SUIT:

               If a claim under paragraph (a) of this Section is not paid in full by the Corporation within thirty days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action

(other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the Delaware General Corporation Law for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard or conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard or conduct.

        (c) Notwithstanding any limitation to the contrary contained in sub-paragraphs (a) and (b) of this Section, the Corporation shall, to the fullest extent permitted by Section 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any By-Law, agreement, vote of stockholders or disinterested Directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

        (d) INSURANCE:

               The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law."

        Insofar as indemnification for liabilities arising under the Act may be permitted to Directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is
                                       15
against public policy as expressed in the act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a Director, officer of the controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such Director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

        The documents listed in (1) through (6) below are incorporated by reference in the Registration Statement. All documents subsequently filed by the Registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the Registration Statement and to be part thereof from the date of filing of such documents.

               (1)    The Company's Form 10-SB Registration Statement.

               (2) The Company's Annual Report on Form 10-KSB for the year ended April 30, 1996.

               (3) The Company's Quarterly Report on Form 10-QSB for the quarter ended July 31, 1995.

               (4) The Company's Quarterly Report on Form 10-QSB for the quarter ended October 31, 1995.

               (5) The Company's Quarterly Report on Form 10-QSB for the quarter ended January 31, 1996.

               (6) All reports and documents filed by the Company pursuant to Section 13, 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the respective date of filing of such documents. Any statement incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document, which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Prospectus.

ITEM 4. DESCRIPTION OF SECURITIES

        The class of securities to be offered hereby is registered under Section 12(g) of the Securities Exchange Act of 1934, as amended. A description of the Company's securities is set forth in the Form 10 Registration Statement incorporated as a part of this Registration Statement.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

        Not Applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

        Article VII of the Company's Articles of Incorporation provides that the Corporation may indemnify any director, officer, employee, fiduciary, or agent of the corporation to the full extent permitted by the Colorado Corporation Code as in effect at the time of the conduct by such person.

        The By-Laws of the Company provide for indemnification of officers and directors. The specific provision of the By-Laws related to such indemnification is as follows:

"ARTICLE XI           INDEMNIFICATION AND INSURANCE:

        Section 1. (a) RIGHT TO INDEMNIFICATION. Each person who was or is made a party or is threatened to be made a party or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer, of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in-connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, except as provided in paragraph (b) hereof, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this Section shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition: provided, however, that, if the Delaware General Corporation law requires, the payment of such expenses incurred by a director of officer in his or her capacity as a director of officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately by determined that such director officer is not entitled to be indemnified under this Section or otherwise. The Corporation may, by action of its Board of Directors, provide indemnification to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of directors and officers.

        (b) RIGHT OF CLAIMANT TO BRING SUIT:

               If a claim under paragraph (a) of this Section is not paid in full by the Corporation within thirty days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the Delaware General Corporation Law for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard or conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard or conduct.

        (c) Notwithstanding any limitation to the contrary contained in sub-paragraphs (a) and (b) of this Section, the Corporation shall, to the fullest extent permitted by Section 145 of the

General Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any By-Law, agreement, vote of stockholders or disinterested Directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

        (d) INSURANCE:

        The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law."

        Insofar as indemnification for liabilities arising under the Act may be permitted to Directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a Director, officer of the controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such Director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

        Inasmuch as the Consultant who received the Shares of the Company was knowledgeable, sophisticated and had access to comprehensive information relevant to the Company, such transaction was undertaken in reliance on the exemption from registration provided by Section 4(2) of the Act. As a condition precedent to such grant, the Consultant was required to express an investment intent and consent to the imprinting of a restrictive legend on each stock certificate to be received from the Company except upon sale of the shares of Common Stock pursuant to a registration statement.

ITEM 8. EXHIBITS

EXHIBIT                      DESCRIPTION
- -------                      -----------
(4)(a)         Management Consulting Agreement with Cary Cimino

(5) Opinion of Atlas, Pearlman, Trop & Borkson, P.A. relating to the issuance of Shares of pursuant to the above
               Consulting Agreement

(23.1) Consent of Atlas, Pearlman, Trop & Borkson, P.A. included in the opinion filed as exhibit (5) hereto

(23.2)         Consent of independent certified public accountants

ITEM 9. UNDERTAKINGS

        (1)    The undersigned Registrant hereby undertakes:

               (a) To file, during any period in which offerings or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

               (b) That, for the purposes of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

               (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (2) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) Insofar as indemnification for liabilities arising under the Act may be permitted to Directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a Director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such Director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Lauderdale and the State of Florida, on the 19th day of July, 1996.

                                           THE CONTINENTAL ORINOCO COMPANY, INC.

                                           By:  /s/ CHRISTOPHER D'ARNAUD TAYLOR
                                               --------------------------------
                                                Christopher d'Arnaud Taylor,
                                                Chairman of the Board

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

        SIGNATURE                     TITLE                        DATE
        ---------                     -----                        ----

/s/ CHRISTOPHER TAYLOR          Chairman of the Board and
- -----------------------------   Principal Executive Officer      July 19, 1996
Christopher d'Arnaud Taylor


/s/ FRANZ SKRYANZ               Treasurer, Secretary, Principal
- -----------------------------   Financial and Accounting
Franz Skryanz                   Officer and Director             July 19, 1996


/s/ BRENDAN METCALFE            Director                         July 19, 1996
- ----------------------------
Brendan Metcalfe